Exhibit 16

                         Letter re Change of Accountant
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                                                                      Exhibit 16



Accountants and Management Advisors                     Grant Thornton {logo}


December 21, 2004

U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549


Re: United Bancshares, Inc.
File No. 0-25976


Dear Sirs or Madams:

     We have read Item 4.01 of Form 8-K of United Bancshares, Inc. dated December 21, 2004 and agree with the statements concerning our Firm in paragraphs (i), (ii), (iv), and (v); however, we are not in a position to agree or disagree with the statement in the last sentence of paragraph (i) as to the reason for changing independent accountants.


Very truly yours,


/s/ Grant Thornton LLP
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Grant Thornton LLP
Philadelphia, Pennsylvania
December 21, 2004






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